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                                                                       Exhibit 5

              [BALLARD SPAHR ANDREWS & INGERSOLL, LLP LETTERHEAD]

                                                              FILE NUMBER 867363

                               September 16, 1998

Vornado Realty Trust
Park 80 West, Plaza II
Saddle Brook, New Jersey 07663

     Re: Vornado Realty Trust
         Registration Statement on Form S-3

Ladies and Gentlemen:

     We have served as Maryland counsel to Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 3,500,000 common shares (the "Shares") of beneficial interest, par value $.04 per share, of the Company (the "Common Shares"), covered by the above-referenced Registration Statement and all amendments thereto (the "Registration Statement"), as filed by the Company under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     1. The Registration Statement, including the related form of prospectus included therein, in the form in which it was transmitted by the Company to the Securities and Exchange Commission (the "Commission") under the 1933 Act;

     2. The Amended and Restated Declaration of Trust, as amended, of the Company (the "Declaration"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");
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Vornado Realty Trust
September 16, 1998
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         3. The Amended and Restated Bylaws of the Company, (the "Bylaws"),
certified as of the date hereof by an officer of the Company;

         4. The form of certificate evidencing the Common Shares, certified as of the date hereof by an officer of the Company;

         5. A certificate of the SDAT, as of a recent date, as to the good standing of the Company;

         6. A certificate executed by an officer of the Company, dated as of the date hereof; and

         7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

         4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or
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Vornado Realty Trust
September 16, 1998
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written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. The Shares will not be transferred in violation of any restriction or limitation contained in the Declaration.

     6. The issuance and certain terms of the Shares to be issued by the Company from time to time will be authorized and approved by the Board of Trustees of the Company, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Declaration and the Bylaws (with such approval referred to herein as the "Trust Proceedings").

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. Upon completion of the Trust Proceedings and upon the due execution, countersignature and delivery of certificates evidencing the Shares, the Shares will be (assuming that, upon issuance, the total number of shares of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue) duly authorized and, when and if delivered in accordance with the resolutions of the Board of Trustees, or a duly authorized committee thereof, authorizing their issuance, validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities (or "blue sky") laws, including the securities laws of the State of Maryland, any federal or state laws regarding fraudulent transfers, or any real estate syndication laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other
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Vornado Realty Trust
September 16, 1998
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than the State of Maryland, we do not express any opinion on such matter.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Sullivan & Cromwell, counsel to the Company) without, in each instance, our prior written consent.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                   Very truly yours,

                                   /s/Ballard Spahr Andrews & Ingersoll, LLP